EXHIBIT 99.1

Brookfield to Invest $500 Million in Strategic Partnership with OpenAI

New platform to enable businesses to deploy AI at scale

NEW YORK, May 11, 2026 (GLOBE NEWSWIRE) -- Brookfield today announced that it has agreed to invest $500 million in The OpenAI Deployment Company, a newly formed AI deployment platform established in partnership with OpenAI and a group of leading global investors.

The OpenAI Deployment Company is focused on enabling large enterprises to move from pilot AI use cases to scaled, enterprise-wide deployment – accelerating large-scale adoption and addressing one of the key bottlenecks in realizing AI-driven productivity.

Anuj Ranjan, CEO of Brookfield’s private equity business, commented: “Artificial intelligence will be a defining driver of productivity across the backbone of the global economy. We have already seen tremendous productivity gains from AI applications across our portfolio to date. The opportunity now is execution at scale – driving further growth and greater performance across a wider set of businesses and functions. We are pleased to partner with OpenAI to support the development of a platform that combines their leading AI technology with Brookfield’s operating expertise to drive transformation across essential industrial and services businesses globally.”

Brookfield Business Corporation, the flagship listed vehicle of Brookfield’s private equity business, will lead Brookfield’s investment in the partnership.

The transaction reflects Brookfield’s longstanding focus on operational value creation and its position as a strategic partner to leading corporations and institutions globally. Over the last several years, Brookfield has been scaling its AI activities through a range of value creation initiatives. Building on this strategy, Brookfield expects to draw on The OpenAI Deployment Company’s capabilities across its operating companies and investment platform to accelerate productivity initiatives, improve decision-making and drive meaningful efficiency gains.

About Brookfield

Brookfield Asset Management Ltd. (NYSE, TSX: BAM) is a leading global alternative asset manager, headquartered in New York, with over $1 trillion of assets under management across infrastructure, energy, private equity, real estate, and credit. We invest client capital for the long-term with a focus on real assets and essential service businesses that form the backbone of the global economy. We offer a range of alternative investment products to investors around the world — including public and private pension plans, endowments and foundations, sovereign wealth funds, financial institutions, insurance companies and private wealth investors. We draw on Brookfield’s heritage as an owner and operator to invest for value and generate strong returns for our clients, across economic cycles. For more information, please visit our website at www.bam.brookfield.com.

Brookfield Business Corporation (NYSE, TSX: BBUC) is a global owner and operator of vital industrial and business services operations. Our objective is to acquire market-leading businesses for value, execute our operational improvement plans to increase cash flows and recycle capital to compound long-term growth. For more information, please visit our website at www.bbuc.brookfield.com.

Media: Simon Maine Email: simon.maine@brookfield.com Tel: +44 739 890 9278	Investor Relations: Jason Fooks Email: jason.fooks@brookfield.com Tel: (212) 417 2442

Notice to Readers

This news release contains “forward-looking information” within the meaning of Canadian provincial securities laws and “forward-looking statements” within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934, “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and in any applicable Canadian securities regulations (collectively, “forward-looking statements”). Forward-looking statements include statements that are predictive in nature, depend upon or refer to future results, events or conditions, and include, but are not limited to, statements which reflect management’s current estimates, beliefs and assumptions, and which are in turn based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. The estimates, beliefs and assumptions of Brookfield are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and as such, are subject to change. Forward-looking statements are typically identified by words such as “expect”, “anticipate”, “believe”, “foresee”, “could”, “estimate”, “goal”, “intend”, “plan”, “seek”, “strive”, “will”, “may” and “should” and similar expressions. In particular, the forward-looking statements contained in this news release include statements referring to the expected impacts and timing of Brookfield’s investment in Sweden’s AI infrastructure.

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